                                                                   EXHIBIT 10.19



                                SECOND AMENDMENT
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           SUMMIT ENERGY VENTURES, LLC



               This Second Amendment, dated as of February 27, 2002 (this "Amendment") to the Limited Liability Company Agreement dated as of June 29, 2001 (the "LLC Agreement"), and amended by the First Amendment to the Limited Liability Company Agreement dated August 1, 2001, and further amended by a letter agreement dated September 24, 2001 by and among Northwest Power Management Inc., a Washington corporation ("NPM"), in its capacity as Investment Manager, Steven Z. Strasser, an individual, in his capacity as member, and Commonwealth Energy Corporation, a California corporation ("Commonwealth"), in its capacity as member, of Summit Energy Ventures, L.L.C. Capitalized terms not defined herein shall have the meaning ascribed to them in the LLC Agreement.

                                   WITNESSETH:

               WHEREAS, Section 12.1 of the LLC Agreement requires the consent of the Members so affected before the LLC Agreement may be amended; and

               WHEREAS, the Members desire to amend the LLC Agreement;

               NOW, THEREFORE, in accordance with the terms of the LLC Agreement, the LLC Agreement is hereby amended as follows:

        1. Amendment.

               (a) The definition of "Percentage Interest(s)" in Article I is deleted in its entirety and replaced with the following:

                       ""Percentage Interest(s)" as of any date after the date
                of the Second Amendment means 60% as to CEC, and 40% as to Steven Z. Strasser (all allocations under Section 3.5 having been previously made)."

               (b) There is added to Article I the following definition:

                       ""Second Amendment" means the Second Amendment to the
                Limited Liability Company Agreement of Summit Energy Ventures, LLC dated as of February 27, 2002."

               Section 3.4 is deleted in its entirety and replaced with the following:

                       "Section 3.4 Capital Contributions. Effective as the Agreement Date, CEC and NPM are admitted to the Company as Common Members. On the Agreement Date, CEC and the Company shall execute a Contribution Agreement in the form attached hereto pursuant to which CEC shall make a Capital Contribution of $15,000,000 (fifteen million) and a Capital

                       Commitment of $10,000,000 (ten million). The funding of the Capital Commitment shall be at the sole discretion of CEC."

               (d) Section 4.3(a) is deleted in its entirety and replaced with the following:

                      "(a) The Company shall pay to the Investment Manager, as
               compensation for its performance of the Investment Management Services and the Administrative Services a semi-annual fee (the "Management Fee") of $350,000 (three hundred fifty thousand) payable on the second Wednesday of January and July of each calendar year for the succeeding period commencing on the Agreement Date; provided that the Management Fee shall be prorated for any period less than a full six (6) Calendar Months. The Fees shall cover all Administration Expenses set forth in
               Section 43(c). Commonwealth shall have no responsibility to pay any of the costs and expenses to operate the Company, other than the Management Fee. Upon termination of this Agreement, any Management Fees paid but not earned shall be returned to the Company based on multiplying the Management Fee times the quotient where the numerator equals the days remaining in that half of the calendar year and the denominator equals 183. Management Fees shall only be paid from Capital Contributions or cash flow generated by the LLC, and CEC shall have no responsibility for payment of any Management Fees."

               (e) Schedule A to the Agreement is deleted in its entirety and replaced with the following:

                    "Names, Addresses, Percentage Interests,
           Capital Commitment and Capital Contributions of the Members

     Name:                    Commonwealth Energy Corporation

     Address:                 125901 Red Hill Ave., Tustin, CA 92780

     Preferred Percentage
     Interest:                One hundred percent (100%) to CEC.

     Common Percentage
     Interest:                Sixty percent (60%) to CEC.

     Capital Contribution:    Fifteen million dollars ($15,000,000)

     Capital Commitment:      Ten million dollars ($10,000,000), whether or not
                              this capital commitment is funded shall be at the sole discretion of Commonwealth Energy
                              Corporation.

     Name:                    Steven Z. Strasser

     Address:                 700 5th Ave., Suite 6100, Seattle, WA 98104

     Percentage Interest:     Forty (40) percent of Common Interest; NPM and
                              Strasser own no Preferred Interest.

     Capital Contribution:    Zero

     Capital Commitment:      Zero

               (f) Schedule B to the Agreement is changed as follows:

                      Paragraph 1 of the RECITALS shall be deleted in its entirety and replaced with, the following:

                      "I. Capital Contribution. CEC hereby makes a cash capital contribution to the Company in an amount equal to $15,000,000 (the "Capital Contribution") and a commitment to make an additional cash capital contribution to the Company in an amount equal to $10,000,000 (the "Capital Commitment"), said Capital Commitment shall be funded at the sole discretion of CEC."

                      Paragraph 3 of the RECITALS shall be deleted in its entirety and shall not be replaced.

                      Paragraph 4 of the RECITALS shall be changed to read as follows:

                      "forty (40) percent" shall be changed to read "sixty (60) percent"

        2. Survival of LLC Agreement. Except as otherwise amended in this Amendment, the LLC Agreement shall remain in full force and effect. Any reference to the LLC Agreement shall hereafter be understood as a reference to the LLC Agreement as amended by this Amendment.

        3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

        4. Effective Date. The effective date of this Amendment shall be January 1, 2002.

               IN WITNESS WHEREOF, the undersigned Member has caused this Amendment to Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.


                                        COMMONWEALTH ENERGY CORPORATION


                                        By:  /s/ IAN B. CARTER
                                             -----------------------------------
                                             Name:  IAN B. CARTER
                                             Title: CEO

             IN WITNESS WHEREOF, the undersigned Investment Manager has caused this Amendment to Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.


                                        NORTHWEST POWER MANAGEMENT INC.


                                        By:  /s/ Steven Z. Strasser
                                             -----------------------------------
                                             Steven Z. Strasser
                                        Its: President